Exhibit 21.1

BORGWARNER INC. (Parent)* NAME OF SUBSIDIARY	JURISDICTION

B80 Italia S.r.l.	Italy
BERU Italia S.r.l.	Italy
BERU Mexico S.A. de C.V.	Mexico
BorgWarner Aftermarket Europe GmbH	Germany
BorgWarner Arnstadt RE GmbH & Co. KG	Germany
BorgWarner Asia Inc.	Delaware
BorgWarner Automotive Asia Limited	Hong Kong
BorgWarner Automotive Components (Beijing) Co., Ltd.	China
BorgWarner Automotive Components (Jiangsu) Co., Ltd.	China
BorgWarner Automotive Components (Ningbo) Co., Ltd.	China
BorgWarner Automotive Components (Tianjin) Co., Ltd.	China
BorgWarner Brasil Ltda.	Brazil
BorgWarner (China) Investment Co., Ltd.	China
BorgWarner Chungju Co., Ltd.	South Korea
BorgWarner Comercial e Distribuidora de Pecas para Veiculos Automotores Ltda.	Brazil
BorgWarner Cooling Systems (India) Private Limited	India
BorgWarner Cooling Systems GmbH	Germany
BorgWarner Diversified Transmission Products Inc.	Delaware
BorgWarner Diversified Transmission Products Services Inc.	Delaware
BorgWarner Drivetrain de Mexico S.A. de C.V.	Mexico
BorgWarner Drivetrain Engineering GmbH	Germany
BorgWarner Drivetrain Management Services de Mexico S.A. de C.V.	Mexico
BorgWarner Oberboihingen RE GmbH & Co. KG	Germany
BorgWarner Emissions Systems Ltda.	Brazil
BorgWarner Emissions Systems Holding LLC	Delaware
BorgWarner Emissions Systems India Private Limited	India
BorgWarner Emissions Systems LLC	Delaware
BorgWarner Emissions Systems of Michigan Inc.	Delaware
BorgWarner Emissions Systems Portugal, Unipessoal LDA	Portugal
BorgWarner Emissions Systems (Ningbo) Co., Ltd.	China
BorgWarner Emissions Systems Spain, S.L.	Spain
BorgWarner Emissions Talegaon Private Limited	India
BorgWarner Engineering Ketsch RE GmbH & Co. KG	Germany
BorgWarner Engineering Kibo RE GmbH & Co. KG	Germany
BorgWarner Esslingen GmbH	Germany
BorgWarner Europe GmbH	Germany
Borg Warner Europe Holding (PDS) B. V.	Netherlands
BorgWarner Europe Holding S.a. r l.	Luxembourg
BorgWarner Europe LLC	Delaware
BorgWarner Germany GmbH	Germany

Exhibit 21.1

BorgWarner Germany Holding S.a. r l.	Luxembourg
BorgWarner Germany REH GmbH	Germany
BorgWarner Germany REM GmbH	Germany
BorgWarner Global Holding S.a. r l.	Luxembourg
BorgWarner Heidelberg I RE GmbH & Co. KG	Germany
BorgWarner Heidelberg II RE GmbH & Co. KG	Germany
BorgWarner Heidelberg REH GmbH	Germany
BorgWarner Heidelberg REM GmbH	Germany
BorgWarner Holding Inc.	Delaware
BorgWarner Holdings Limited	United Kingdom
BorgWarner Investment Holding Inc.	Delaware
BorgWarner IT Services Europe GmbH	Germany
BorgWarner Ithaca LLC	Delaware
BorgWarner Ketsch Plant RE GmbH & Co. KG	Germany
BorgWarner Ketsch REH GmbH	Germany
BorgWarner Ketsch REM GmbH	Germany
BorgWarner Kibo RE GmbH & Co. KG	Germany
BorgWarner Limited	United Kingdom
BorgWarner Ludwigsburg GmbH	Germany
BorgWarner Ludwigsburg RE GmbH & Co. KG	Germany
BorgWarner Markdorf Plant RE GmbH & Co. KG	Germany
BorgWarner Markdorf REH GmbH	Germany
BorgWarner Markdorf REM GmbH	Germany
BorgWarner Mexico Holdings LLC	Delaware
BorgWarner Morse Systems Italy S.r.l.	Italy
BorgWarner Morse Systems Japan K.K.	Japan
BorgWarner Morse Systems Korea Ltd.	South Korea
BorgWarner Morse TEC LLC	Delaware
BorgWarner Morse Systems Mexico, S.A. de C.V.	Mexico
BorgWarner Morse Systems India Private Limited	India
BorgWarner Muggendorf RE GmbH & Co. KG	Germany
BorgWarner NW Inc.	Delaware
BorgWarner Oroszlany Kft.	Hungary
BorgWarner PDS (Indiana) Inc. (formerly Remy International, Inc.)	Delaware
BorgWarner Poland Sp. z o.o.	Poland
BorgWarner Powdered Metals Inc.	Delaware
BorgWarner Rzeszów Sp. z o.o.	Poland
BorgWarner Shenglong (Ningbo) Co., Ltd.	China
BorgWarner South Asia Inc.	Delaware
BorgWarner Spain Holding, S.L.	Spain
BorgWarner (Thailand) Limited	Thailand
BorgWarner Thermal Systems Inc.	Delaware
BorgWarner Thermal Systems of Michigan Inc.	Delaware
BorgWarner TorqTransfer Systems AB	Sweden
BorgWarner TorqTransfer Systems Beijing Co., Ltd.	China
BorgWarner TorqTransfer Systems Holding AB	Sweden

Exhibit 21.1

BorgWarner TorqTransfer Systems Inc.	Delaware
BorgWarner TorqTransfer Systems Ochang Inc.	South Korea
BorgWarner Tralee Ltd.	Ireland
BorgWarner Transmission Systems Arnstadt GmbH	Germany
BorgWarner Transmission Systems GmbH	Germany
BorgWarner Transmission Systems Korea Ltd.	South Korea
BorgWarner Transmission Systems LLC	Delaware
BorgWarner Transmission Systems Monaco S.A.M.	Monaco
BorgWarner Transmission Systems Tulle S.A.S.	France
BorgWarner Trustees Limited	United Kingdom
BorgWarner TTS Kft.	Hungary
BorgWarner TTS, S. de R.L. de C.V.	Mexico
BorgWarner Turbo & Emissions Systems France S.A.S.	France
BorgWarner Turbo and Emissions Systems de Mexico S.A. de C.V.	Mexico
BorgWarner Turbo Systems Engineering GmbH	Germany
BorgWarner Turbo Systems GmbH	Germany
BorgWarner Turbo Systems LLC	Delaware
BorgWarner Turbo Systems of Michigan Inc.	Delaware
BorgWarner Turbo Systems Worldwide Headquarters GmbH	Germany
BorgWarner United Transmission Systems Co., Ltd.	China
BorgWarner Vertriebs und Verwaltungs GmbH	Germany
BW Holding Ltd.	Bermuda
BWA Receivables Corporation	Delaware
BWA Turbo Systems Holding LLC	Delaware
Central Precision Limited	Canada
Creon Insurance Agency Limited	United Kingdom
Divgi-Warner Private Limited	India
Electro-Rebuild Tunisie S.A.R.L.	Tunisia
Fidelity National Technology Imaging, LLC	Delaware
Kuhlman LLC	Delaware
Kysor Europe Limited	United Kingdom
M. & M. Knopf Auto Parts, L.L.C.	Delaware
Maval Industries, L.L.C.	Delaware
New Remy Corp.	Delaware
NSK-Warner K.K.	Japan
NSK-Warner (Shanghai) Co., Ltd.	China
NSK-Warner U.S.A., Inc.	Michigan
Power Investments, LLC	Indiana
Prestadora de Servicios Jalisco, S.A. de C.V.	Mexico
QAPI, S.A. de C.V.	Mexico
Reman Holdings, L.L.C.	Delaware
Remy Alternators, Inc.	Delaware
Remy Auto Parts Holdings B.V.	Netherlands
Remy Automotive Brasil Ltda.	Brazil
Remy Automotive Europe bvba	Belgium
Remy Automotive Germany GmbH	Germany

Exhibit 21.1

Remy Automotive Hungary Kft.	Hungary
Remy Automotive UK Limited	United Kingdom
Remy Comercializadora, S. de R.L. de C.V.	Mexico
Remy Componentes, S. de R.L. de C.V.	Mexico
Remy Electric Motors, L.L.C.	Virginia
Remy Electric (Wuhan) Limited	China
Remy Electricals Hubei Company Limited	China
Remy Holdings, LLC	Delaware
Remy India Holdings, Inc.	Delaware
Remy International Holdings, LLC	Delaware
Remy Korea Holdings, L.L.C.	Delaware
Remy Korea Limited	Korea
Remy LLC	Delaware
Remy Mauritius Holdings Ltd.	Mauritius
Remy Mexico Holdings, S. de R.L. de C.V.	Mexico
Remy Power Products, LLC	Delaware
Remy Remanufacturing de Mexico, S. de R.L. de C.V.	Mexico
Remy Remanufacturing Services, S. de R.L. de C.V.	Mexico
Remy Technologies, L.L.C.	Delaware
Remy USA Industries, L.L.C.	Delaware
RK Automotive Holdings B.V.	Netherlands
SeohanWarner Turbo Systems, Ltd.	South Korea
Transmission Systems AutoForm Ltd.	South Korea
Unit Parts Coahuila, S.A. de C.V.	Mexico
Western Reman Industrial, Inc.	Indiana
World Wide Automotive, L.L.C.	Virginia

*This list includes significant equity investees

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